UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2022

One World Products, Inc.

(Exact name of registrant as specified in charter)

Nevada	000-56151	61-1744826
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3471 West Oquendo Road, Suite 301 Las Vegas, NV	89118
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: (800) 605-3201

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 14, 2022, the Board of Directors of One World Products, Inc. (the “Company”) appointed Timothy Woods to serve as the Company’s Chief Financial Officer.

From 2015 until his appointment as the Company’s Chief Financial Officer, Mr. Woods, 55, has served as the Director of Business Development and General Sales Manager of Lithia Motors, Inc., one of the largest automotive retailers in the United States. Prior to his tenure with Lithia Motors, Mr. Woods was the Chief Financial Officer of Spend Consciously, a technology-based start-up. Mr. Woods also served as the Chief Financial Officer and energy services division Vice President of Finance for WGL Holdings Inc., providing high-level financial functions and advanced reporting, including the generation of quarterly and annual SEC filings, Sarbanes-Oxley compliance, and benefit plans. Earlier in his career, Mr. Woods was VP of Finance for Freddie Mac; a divisional CFO & North American controller for Stanley Works; and assistant global controller for General Electric’s Lighting Division.

Mr. Woods holds a Bachelor of Business Administration in Accounting from Cleveland State University and is a graduate of the GE Financial Management program. He has achieved multiple honors, including being named “Business Leader of the Year” by the National Association of Black Accountants.

In connection with his appointment as Chief Financial Officer, the Company entered into an offer letter with Mr. Woods under which he will initially be paid an annual base salary of $90,000.

Mr. Woods replaces Vahe Gabriel, who will remain with the Company as its Vice President - Colombia Operations.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

One World Products, Inc.

Date: February 17, 2022

By:	/s/ Timothy Woods
Name:	Timothy Woods
Title:	Chief Financial Officer